Exhibit 4.5

* Share Certificate # * * Ordinary Voting Shares with Unconditional *

Incorporated in the Cayman Islands under the Companies Act

TNL Mediagene

This certifies that of is the registered holder of Ordinary Voting Shares with Unconditional fully paid and non-assessable, subject to the Memorandum and Articles of Association of the Company and transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Given under the Common Seal of the said Company on this day of , 2024.

The Common Seal of the Company was hereunto affixed in the presence of:

Director ....

SPECIMEN

SHARE TRANSFER FORM

FOR THE CONSIDERATION stated below the Transferor named below do hereby transfer to the Transferee named below the shares or stock specified below subject to the several conditions on which the said shares are or stock is now held by the Transferor and the Transferee do hereby agree to accept and hold the said shares or stock subject to the conditions aforesaid.

Full Name of Company	TNL Mediagene

Number and full description
of shares including serial
number, if any; or amount	_________ Unconditional Ordinary Voting shares of
of stock and number and	USD_______ par value
each denomination of units, if any

TRANSFER FROM
Transferor Name

Occupation or status

Address

CONSIDERATION	USD

TRANSFER TO
Transferee Name

Occupation or status

Address

IN WITNESS WHEREOF these presents have been executed this         day of                      , 2024.

Signed by Authorised Signatory	)
For and on behalf of	)
)
Name:	)
)____________________________
Signature of Transferor

Signed by Authorised Signatory	)
)
)
)
)____________________________
Signature of Transferee